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                                     EXHIBIT 23.2







                           Consent of Independent Auditors


We consent to the use of our report dated July 7, 1995, with respect to the financial statements of Cotton Club of Greenville, Inc. included in the registration statement (Form S-1 No. 333-3606) of Alpha Hospitality Corporation for the registration of 2,684,506 shares of its common stock.




/S/ ERNST & YOUNG LLP
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ERNST & YOUNG LLP

New Orleans, Louisiana
January 24, 1997